Exhibit 10.13



                         RELEASE AND AMENDMENT AGREEMENT

     This Release and Amendment Agreement (the "Agreement") is made this 1st day of May 1998, by and between Pharmaceutical Resources, Inc., a New Jersey corporation ("PRI"), Par Pharmaceutical, Inc., a New Jersey corporation ("Par"), SANO Corporation, a Florida corporation ("SANO"), and Elan Corporation, plc, an Irish company of Lincoln House, Lincoln Place, Dublin 2, Ireland (together with its affiliates, "ELAN"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Prior Distribution Agreement (as defined below).

                              W I T N E S S E T H:


     WHEREAS, SANO, PRI and Par are parties to the Amended and Restated Distribution Agreement, dated as of July 28, 1997 (the "Prior Distribution Agreement");

     WHEREAS,  pursuant to the Prior  Distribution  Agreement,  PRI and Par have exclusive rights to distribute, among other products, the transdermal nitroglycerin product (general equivalent of Transderm Nitro(R)) described as Product C therein ("Product C"); and

     WHEREAS, PRI and Par have agreed to release all of their rights with respect to Product C to ELAN in consideration of the mutual agreements set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Product C Release. Subject to the terms and conditions hereof (including Sections 3 and 5(a) hereof), PRI and Par hereby release and transfer to ELAN all of their rights under the Prior Distribution Agreement with respect to Product C (the "Product C Release"). Subject to Section 5(a) below, SANO and ELAN hereby acknowledge that PRI and Par have no further obligations or liabilities with respect to Product C.

2. Product A Release. Subject to Section 5(a) hereof and Par's right of election set forth in Section 6 hereof, PRI and Par hereby release and transfer to ELAN all of their rights under the Prior Distribution Agreement with respect to the transdermal nitroglycerin product (generic equivalent of Nitro Dur(R)) described as Product A therein ("Product A"). Subject to Section 5(a) below, SANO and ELAN hereby acknowledge that PRI and Par have no further obligations or liabilities with respect to Product A.

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


3.       Consideration.

         (a) The aggregate cash consideration for the Product C Release (the "Consideration") shall be the aggregate of (i) [****] in cash, (ii) the royalty payments described in Section 4 below, (iii) all amounts owing under the promissory note attached as Exhibit C to the Prior
         Distribution Agreement in the principal amount of $1,953,393 (plus accrued interest of $118,729 from July 28, 1997 to April 15, 1998 plus $454.90 per day until payment of the amounts due pursuant to Section 3(c) hereof is made), plus (iv) all amounts owing under Sections 13.14(a) and (c) of the Prior Distribution Agreement (i.e., [****] and [****], respectively).

         (b) The Consideration specified in Section 3(a)(i) and (iv) above shall be payable by ELAN to Par in readily available funds in the form of a certified check or wire transfer and shall be due and payable no later than five days from the date hereof.

         (c) The Consideration specified in Section 3(a)(iii) above shall be payable by SANO to Par in readily available funds in the form of a certified check or wire transfer and shall be due and payable no later than five days from the date hereof. Upon payment of the foregoing amount, Par shall return to SANO the original promissory note referred to in Section 3(a)(iii) above, marked to reflect its cancellation.

4. Royalty Payments. (a) ELAN shall pay Par royalty payments (the "Royalty Payments") equal to [****] of all Net Sales of Product C following the date hereof by ELAN and its Affiliates (and any transferee(s) or successor(s) of the rights to Product C) and/or, where applicable, any distributors and licensees thereof (the "Royalty Parties") in the United States (as defined in the Prior Distribution Agreement) and Israel. Par acknowledges that it is not entitled to Royalty Payments from both ELAN and a distributor or licensee thereof in respect of sales of the same units of Product C.

         (b) As used herein, the term "Net Sales" shall mean the gross amount invoiced for sales of Product C made by ELAN or any of the other Royalty Parties to any unaffiliated wholesaler, chain, distributor, repackager, or buying or similar group for eventual sale reduced by the

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         following  to the  extent  that  they  are  properly  allocable  to the quantity of Product C so sold:  all trade,  quantity and cash discounts
         allowed;   credits  or  allowances   actually  granted  on  account  of
         rejections; returns, billing errors and retroactive price reductions (including, without limitation, shelf stock adjustments); credits, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups,
         health  care  insurance  carriers,   governmental  agencies  and  other
         institutions in respect of the purchase price; freight, transportation, insurance or other delivery charges; and all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by the seller on sales of Product C and not reimbursed by the purchaser.

         (c) Par's rights to the Royalty Payments shall be irrevocable, perpetual, unconditional and, subject to the last sentence of this subsection (c), not subject to offset for any reason. Royalty Payments shall be payable quarterly on the 60th day following the end of each calendar quarter. ELAN reserves the right to deduct before effecting payment to Par the amount of any taxation it is required by law to withhold from Par in respect of the payment of royalties due hereunder to Par. In the event of any such deduction, ELAN shall secure and furnish promptly to Par official tax receipts evidencing the payment of such taxation.

         (d) ELAN shall deliver to Par quarterly, on the 60th day following the end of each calendar quarter, a sales summary showing all sales of Product C made by ELAN and/or, where applicable, by the other Royalty Parties during the immediately preceding calendar quarter, a statement certifying its calculation of the Net Sales from gross revenues during such calendar quarter, the units of Product C sold, and a computation of the amounts due to Par.

         (e) Subject to any contractual obligation of ELAN to the other Royalty Parties, ELAN shall make available for inspection by Par at ELAN's facilities such additional information concerning any sales and/or any other information provided pursuant to Section 4(d) above as Par may reasonably request from time to time to enable Par to confirm or reconcile the amounts which are or were to have been paid to it pursuant to this Agreement (without the need to audit the books and records of ELAN pursuant to Section 4(f) hereof).

         (f) ELAN shall keep complete and accurate records and books of account containing all information required for the computation and verification of the amounts to be paid to Par. Subject to any contractual obligations of ELAN to the other Royalty Parties, ELAN further agrees that at the request of Par, it will permit one or more accountants selected by Par, except any to whom ELAN has some reasonable objection, at any time and from time to time, to have access during ordinary working hours to such records as may be necessary to audit, with respect to any payment report period ending prior to such

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         request,  the  correctness  of any  report or  payment  made under this
         Agreement, or to obtain information as to the payments due for any such period in the case of failure of ELAN to report or make payment pursuant to the terms of this Agreement. Such accountant shall not disclose to Par any information relating to the business of ELAN except that which is reasonably necessary to inform Par of:

              (i) the accuracy or inaccuracy of ELAN's reports and payments;

              (ii) compliance or non-compliance by ELAN with the terms and conditions of this Agreement; and

              (iii) the extent of any such inaccuracy or non-compliance; provided, that if it is not reasonably possible to separate information relating to the business of ELAN from that which is reasonably necessary to so inform Par, the accountant may disclose any information necessary to so inform Par and Par shall retain all other information disclosed as confidential.

                  ELAN shall provide full and complete access to the accountant to ELAN's pertinent books and records and the accountant shall have the right to make and retain copies (including photocopies). Should any such accountant discover information indicating inaccuracy in any of ELAN's payments or non-compliance by ELAN and should ELAN fail to acknowledge in writing to Par the deficiency or non-compliance discovered by such accountant within ten (10) business days of being advised of same in writing by the accountant, the accountant shall have the right to deliver to Par copies (including photocopies) of any pertinent portions of the records and books of account which relate to or disclose the deficiency or non-compliance (to the extent not acknowledged by ELAN). In the event that the accountant shall have questions which are not in its judgment answered by the books and records provided to it, the accountant shall have the right to confer with officers of ELAN, including ELAN's Chief Financial Officer. If any audit under this Section shall reveal an underpayment or understatement of the amount payable to Par by more than $5,000.00 for any period in question, ELAN shall reimburse Par for all costs and expenses relating to such investigational audit. Par shall only have the right to audit such books and records of ELAN pursuant to this Section 4(f) no more often than twice in any contract year unless earlier in such contract year or in any of the prior three contract years such investigation revealed a discrepancy of more than $5,000.00, as aforesaid, in which case Par shall have the right to audit such books and records three times in such contract year. For purposes of this Agreement, a contract year shall be a period of twelve months commencing on either the date of this Agreement or on an anniversary thereof. Unless the disclosure of same is reasonably required by Par in connection with any litigation or arbitration arising out of such audit, the accountant shall not reveal to Par the name or address (or other information reasonably tending to identify the location of a customer) of any customer of ELAN, but shall identify such customer to Par, if necessary, by the customer code number used by ELAN in its reporting obligations to Par and ELAN shall make such information known to the accountant. ELAN may, as a condition to providing any accountant access to its books and records, require Par to execute a reasonable confidentiality agreement consistent with the terms of this Section 4(f).

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

         (g) Except as specifically set forth to the contrary, all payments to be made under this Agreement shall bear interest equal to two (2%) percent above the prime rate as quoted by Citibank N.A., New York, New York, calculated daily (as at the close of business on each such day) and compounded monthly, from the day following the day the payment is due until the date on which it is paid. Any adjustment to the prime rate as quoted by Citibank N.A. from time to time shall result in a corresponding adjustment to the rate of interest payable hereunder, the rate of interest quoted by Citibank N.A. at the close of business on each day to be the rate applicable for such day.

         (h) ELAN shall have sole discretion in setting the sales price for the sale of Product C, provided that ELAN shall not specifically discount the price of Product C for the benefit of ELAN's other products or to otherwise use Product C as a loss leader or incentive to procure the sale of ELAN's other products. Rebate and other discount programs (excluding any program where the price of Product C is discounted primarily for the benefit of enhancing the sale of ELAN's other products) generally available to ELAN's customers on the purchase of pharmaceutical products shall not be prohibited by this Section 4(h), provided that such programs shall be in accordance with industry standards for comparable products and shall be designed to promote the sale of Product C and no other products.

         (i) ELAN shall use its reasonable efforts to cause the other Royalty Parties to comply with the provisions of this Section 4, including, without limitation, to provide such information as is necessary to confirm that all necessary royalty payments shall have been made to Par.

5.       Amendment to the Prior Distribution Agreement.

         (a) The Prior Distribution Agreement shall be amended and restated as set forth in the Amended and Restated Distribution Agreement, of even date herewith, by and among SANO, PRI and Par, in the form attached as Exhibit A hereto (the "Amended Distribution Agreement"). The Amended Distribution Agreement shall replace and supersede the Prior Distribution Agreement in its entirety; provided, however, that any agreements relating to or in connection with Product C or Product A which, pursuant to the terms of the Prior Distribution Agreement, survive termination of the Prior Distribution Agreement, including indemnification obligations, shall remain in effect on the same terms and conditions as provided therein.


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         (b)   Notwithstanding  any  references  in  the  Amended  Distribution
         Agreement to Product A, the term "Licensed Product" in the Amended Distribution Agreement shall not include Product A and the provisions thereof shall not apply to Product A, unless and until PRI exercises its right of election set forth in Section 6 below.


         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


6. Right of Election. In the event that ELAN obtains ANDA approval by the FDA covering Product A, PRI shall have the right to elect, by written notice to ELAN and the payment to ELAN of [****], to include Product A as a "Licensed Product". In the event that PRI, makes such election, the provisions of the Amended Distribution Agreement will be reinstated with respect to Product A on the terms and conditions provided therein as of the date hereof.

7. Notices. Any notice required or permitted to be given under this Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivery to the appropriate party at the address set forth below, or to such other address as such party may from time to time specify for that purpose in a notice similarly given:

                If to SANO:

                       SANO Corporation
                       3250 Commerce Parkway
                       Miramar, Florida 33025
                       Attn: President
                       Fax: (954) 430-3390

                with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

                       Greenberg, Traurig, Hoffman,
                       Lipoff, Rosen & Quentel, P.A.
                       1221 Brickell Avenue
                       Miami, Florida 33131
                       Attn: Gary Epstein, Esq.
                       Fax: 305-579-0717

                If to ELAN:

                       Elan Corporation, plc
                       Lincoln House
                       Lincoln Place
                       Dublin 2, Ireland
                       Attn: Vice President and General Counsel
                       Elan Pharmaceutical Technologies, a division of Elan Corporation, plc
                       Fax: (011) 353-1-662-4960

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                If to PRI or Par:

                       c/o PRI Distributors, Ltd.
                       One Ram Ridge Road
                       Spring Valley, NY 10977
                       Attn: President
                       Fax: 914-425-7922

                with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

                       Hertzog, Calamari & Gleason
                       100 Park Avenue
                       New York, New York 10017
                       Attn:  Stephen A. Ollendorff, Esq. and
                       Stephen R. Connoni, Esq.
                       Fax:  (212) 213-1199

         Any such notice shall be effective (i) if sent by mail (or in the case of notice to or by ELAN by registered airmail), as aforesaid, five business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent, and (iii) if sent by courier or hand delivered, as aforesaid, when received. Provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the third business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the United States then such notice shall not become effective until the fifth business day following the date of resumption of normal mail service.


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8.       Governing Law and Consent to Jurisdiction.

         (a) Except as otherwise provided herein, this Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Florida in all respects including matters of construction, validity and performance, but without giving effect to Florida's choice of law provisions.

         (b) In connection with any action commenced hereunder, each of the undersigned consent to the exclusive jurisdiction of the state and federal courts located in Miami, Florida. Notwithstanding the foregoing, each party also agrees to the jurisdiction of any court which a third party claim has been brought.

9. Binding Agreement. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns.

10. Counterparts. This Agreement may be executed in identical duplicate copies. The parties agree to execute at least two identical original copies of the Agreement. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

11. Severability of Provisions. If, for any reason whatsoever, any term, covenant or condition of this Agreement or of any other document or instrument executed and delivered by either Par or ELAN pursuant hereto or in connection with the completion of the transaction contemplated herein, or the application thereof to any party or circumstance is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

                  (i) is deemed to be independent of the remainder of such document and to be severable and divisible therefrom and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of such document or any part thereof; and

                  (ii) continue to be applicable and enforceable to the fullest extent permitted by law against any party and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

12. Entire Agreement. This Agreement, together with the Amended Distribution Agreement, represents the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements and understandings, written or oral.

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

                  IN WITNESS WHEREOF, this Release and Amendment Agreement has been executed and delivered by the parties hereto as of the date first above written.

                            PHARMACEUTICAL RESOURCES, INC.



                           By: /s/Kenneth I. Sawyer
                              --------------------------------------
                              Name: Kenneth I. Sawyer
                              Title:   President and Chief Executive Officer

                           PAR PHARMACEUTICAL, INC.


                           By: /s/Kenneth I. Sawyer
                               --------------------------------------
                               Name: Kenneth I. Sawyer
                               Title: President and Chief Executive Officer

                           SANO CORPORATION


                           By: /s/Reginald Hardy
                              --------------------------------------
                              Name: Reginald Hardy
                              Title:   President

                           ELAN CORPORATION, PLC


                           By: /s/Thomas G. Lynch
                              --------------------------------------
                              Name: Thomas G. Lynch
                              Title:   Executive Vice President and
                                       Chief Financial Officer



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